                             [ARTHUR ANDERSEN LOGO]

                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the PRP, Inc. financial statements as of and for the three years in the period ended January 31, 1996 included in or made a part of this Registration Statement.



                                             /s/  Arthur Andersen LLP
                                             ----------------------------
                                                  ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 26, 1998